EXHIBIT 1(a)

                       COTTON VALLEY RESOURCES CORPORATION


                                  300,000 Units

                                  Consisting of
               Six Shares of Common Stock, Without Par Value, and
                  Six Redeemable Common Stock Purchase Warrants


                                                                _________, 1997


                                SELLING AGREEMENT
                                -----------------


         The one or more securities broker dealers whose names and signatures appear in counterpart in the space provided below (the "Placement Agents"), have severally agreed with COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada (the "Company") to offer and sell on a "Best Efforts" basis up to a maximum amount of 300,000 units, each unit (the "Unit") consisting of six shares of common stock, without par value, of the Company ("Common Stock"), and six redeemable Common Stock purchase warrants (individually, a "Warrant"), each of which entitles the holder thereof to purchase one share of Common Stock at a price of $2.08 (such Units, together with (A) the shares of Common Stock and Warrants comprising the Units and (B) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Securities" and the Units included therein are referred to as the "Registered Units"), all as set forth in the Preliminary Prospectus dated May ___, 1997, as amended and supplemented from time to time, and subject to the terms of this Selling Agreement. The Units and the terms upon which they are to be offered for sale by the several Placement Agents are more particularly described in the Preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request by any Placement Agent.

         1. Offering. The Registered Units are to be offered to the public by the several Placement Agents on a Best Efforts basis at the price per Unit set forth on the cover page of the Preliminary Prospectus (the "Public Offering Price"). The several Placement Agents, subject to the terms and conditions hereof, are severally offering a portion of the Registered Units at the Public Offering Price of $10.00 per Unit. Each Placement Agent must be actually engaged in the investment banking or securities business and be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who agrees that in making sales of the Registered Units it will comply with the Rules of Fair Practice, including Sections 8, 24 and 36 of Article m, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, or (ii) dealers with their principal place of business located outside the United States, its territories and possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein, and who agree that in making sales of the Registered Units outside the United States, they will comply with the requirements of the Rules of Fair Practice of the NASD, including Sections 8, 24 and 36 of Article m of such Rules, and Section 25 of such Article as that Section applies to non-member foreign dealers, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.

         Under this Agreement, the Company shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the public offering of the Registered Units.




Cotton Valley Resources Corporation Selling Agreement......... Page 1

         Each Placement Agent who desires to place any of the Registered Units, should sign this agreement and fill out the non-binding indication of interest as set forth below. A copy of this Selling Agreement should reach the Company promptly by mail or facsimile transmission at its office at 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206, facsimile number (214) 363-4294. The Company reserves the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Registered Units allotted to each Placement Agent will be confirmed as soon as reasonably feasible following the effective date of the final Prospectus.

         Any Registered Units placed by Placement Agents under the terms of this Agreement may be immediately offered to the public in conformity with the terms of the offering set forth herein and in the Preliminary Prospectus, subject to the effective date of the final Prospectus and the securities or blue sky laws of the various states or other jurisdictions.

         Neither the Placement Agents nor any other person is, or has been, authorized by the Company to give any information or make any representation in connection with the sale of the Registered Units other than those contained in the Preliminary Prospectus. It is assumed that the Registered Units will be effectively placed for investment.

         2. Payment and Delivery. Payment for the Registered Units that customers of the Placement Agents purchase hereunder shall be made by the Placement Agents directly to the Company or through the Depository Trust Company ("DTC"), payable in same-day funds to the order of COTTON VALLEY RESOURCES CORPORATION, at such time and on such date as the Company may designate, against delivery of such Registered Units to such Placement Agents through the facilities of the DTC. Payment shall be preceded or accompanied by a copy of the attached order form ("Placement Agents' Order Form"), a copy of which shall be sent to Cotton Valley by facsimile transmission. Within ten business days of receipt of good funds and Placement Agents' Order Form, Cotton Valley shall accept or reject the order in whole, or in part. If rejected, the funds will be immediately returned. If accepted, Cotton Valley shall issue a Treasury
Direction to its transfer agent to issue and send the certificates as directed in the Placement Agents' Order Form.

         3. Compensation. Based on a purchase price of $10.00 per Registered Unit, the Placement Agents will receive a selling commission (the "Commission") of $1.00 per Registered Unit and a non-accountable expense allowance (the "Expense Allowance") of $0.18 per Registered Unit. Placement Agents may deduct their commissions and non-accountable expense allowance when sending in clients' orders. Any commissions and non-accountable expense allowances payable not deducted from payments made for Units will be remitted by Cotton Valley to Placements within five business days after acceptance of the order.

         4. Blue Sky Matters. Upon request, each Placement Agent will be informed as to the states and other jurisdictions in which the Company has been advised that the Registered Units are qualified for sale under the respective securities or blue sky laws of such states or jurisdictions. However, the Company shall not have any obligation or responsibility with respect to the right of any Placement Agent to sell the Registered Units in any jurisdiction and each Placement Agent shall indemnify and hold harmless the Company, its directors and officers, and any person controlling the Company from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such Placement Agents failure to comply with the laws of any jurisdiction in connection with the offer and the sale of Registered Units. In compliance with the General Business law of the State of New York, it may be necessary for each Placement Agent to file a Further State Notice respecting the Registered Units, in the form required by said Law, prior to offering any of the Registered Units in such state.

Cotton Valley Resources Corporation Selling Agreement......... Page 2

         5. Termination. This Agreement shall terminate when the Company shall have determined that the public offering of the Registered Units has been completed and upon facsimile notice to the Placement Agents of such termination, or, if not theretofore terminated, it shall terminate 60 days after the initial public offering of the Registered Units; provided, however, that the Company shall have the right to extend this Agreement for a period or periods not to exceed an additional 60 days in the aggregate upon facsimile notice to the Placement Agents. The Company may terminate this Agreement at any time without prior notice to the Placement Agents.

         6. Obligations and Positions of Placement Agents. Notwithstanding any provision herein, each Placement Agents submittal of a client's order (as set forth in the Placement Agents' Order Form attached hereto) will constitute a binding obligation on the part of such Placement Agent to purchase on behalf of the client, upon the terms and conditions hereof, the aggregate amount of the Registered Units confirmed in such order and to perform and observe all the terms and conditions hereof. The several Placement Agents are not authorized to act as agent of the Company or the other Placement Agents in offering the Registered Units to the public or otherwise. Nothing contained herein shall constitute the Placement Agents an association or other separate entity, or partners with the Company or the other Placement Agents, but each Placement Agent will be responsible for such Placement Agent's share of any liability or expense based on any claim to the contrary. Neither the Company nor the other Placement Agents shall be under any liability to such Placement Agent for or in respect of the value, validity or form of the Registered Units, or the delivery of the Registered Units, or the performance by anyone of any agreement on its part, or the qualification of the Registered Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and matters expressly assumed by the Company and the other Placement Agents in this Agreement, and no obligation on the part of the Company or the other Placement Agents shall be implied therefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Securities Act of 1933, as amended (the "Act"), or the Exchange Act.

         The Company shall have full authority to take such actions as they may deem advisable in respect of all matters pertaining to the offering of the Registered Units or arising hereunder. No obligation not expressly assumed by the Company in this Agreement shall be implied hereby or inferred herefrom.

         7. Compliance with Securities Laws. On becoming a Placement Agent, and in offering and selling the Registered Units, the several Placement Agents agree to comply with all of the applicable requirements of the Act and the Exchange Act. Each Placement Agent confirms that it is familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer and confirm that it has complied and will comply therewith with respect to the offering of the Registered Units.

         8. Stabilization. Each Placement Agent has agreed that, during the term of this Agreement or such shorter period as the Company may determine, it will not buy or sell any Securities of the Company except as a broker pursuant to unsolicited orders and as otherwise provided in this Agreement

         The Placement Agents' attention is directed to Rule 10b-6 of the General Rules and Regulations under the 1934 Act, which contains certain prohibitions against trading by a person interested in a distribution until such person has completed its participation in such distribution.

         9. Notices. Any notice from a Placement Agent to the Company should be mailed or sent by facsimile transmission to the Company at the addresses and facsimile numbers set forth in Section 1 hereof. Any notice from the Company to a Placement Agent shall be mailed or sent by facsimile transmission to the Placement Agent at the address and facsimile number set forth on the signature page hereof. Mailed notices shall be sent by registered mail, return receipt requested. Notices shall be effective upon receipt.

Cotton Valley Resources Corporation Selling Agreement......... Page 3

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the choice of law or conflicts of law or principles thereof.

         If you desire to offer on a "Best Efforts" basis any Registered Units, please confirm your agreement by signing and returning to the Company by mail or facsimile transmission a copy of this Selling Agreement and your indication of interest as indicated below, even though you may have previously advised the Company thereof.


Very truly yours,

COTTON VALLEY RESOURCES CORPORATION


BY: __________________________________
         EUGENE A. SOLTERO
         CHAIRMAN OF THE BOARD



ACCEPTED AND AGREED:

PLACEMENT AGENT

Name:________________________________

Address:_____________________________

-------------------------------------

Phone: ______________________________

Fax:_________________________________

BY: _________________________________

     Printed Name: __________________

     Title: _________________________

     Date: __________________________

Non-binding indication of interest: _____________ Registered Units.




Cotton Valley Resources Corporation Selling Agreement......... Page 4

                                    EXHIBIT 1

                          PLACEMENT AGENTS' ORDER FORM


COTTON VALLEY RESOURCES CORPORATION
8350 N. Central Expressway, Suite M 2030
Dallas, Texas   75206
Facsimile Number (214)363-4294

Dear  Sirs:

         The undersigned hereby confirms its agreement to purchase for its own account, or for the account of one or more customers, _____________________ Units (the "Registered Units"), of COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada each Registered Unit consisting of six shares of Common Stock, without par value, and six Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at a price of $2.08. The purchase price shall be $10.00 per Registered Unit, less a selling commission of $1.00 per Registered Unit and expense allowance of $0.18 per Registered Unit, subject to the terms and conditions of the Selling Agreement, and the undersigned agrees to take up and pay for such Registered Units on the terms and conditions set forth in such Agreement. The undersigned hereby acknowledges receipt of the Preliminary Prospectus relating to the Securities (as defined in the Selling Agreement) and confirms that in agreeing to purchase the Registered Units it has relied on said Preliminary Prospectus and on no other statement whatsoever, written or oral. The undersigned represents that it has complied and will comply with the requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, with respect to the offering of the Registered Units.

         The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and represents that in making sales of the Registered Units it will comply with the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding; alternatively, the undersigned represents that it is a foreign dealer that is not eligible for membership in the NASD and agrees not to offer or sell the Registered Units in the United States, its territories or its possessions or to persons it has reason to believe are nationals thereof or residents therein, and further agrees that in making sales of the Registered Units outside the United States, it will comply with the requirements of the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m, and
Section 25 of such Article as that Section applies to non-member foreign dealers) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.

                               ----------------------------------------
                              By ______________________________________
                              Name: ___________________________________
                              Title:  _________________________________
                              Address: ________________________________
                              _________________________________________
                              _________________________________________
                              Facsimile
                              Number:__________________________________
                               Dated _____________________, 1997

Cotton Valley Resources Corporation Selling Agreement......... Page 5

                                  EXHIBIT 1(b)



                           DIRECT PURCHASE ORDER FORM


COTTON VALLEY RESOURCES CORPORATION
8350 N. Central Expressway, Suite M 2030
Dallas, Texas   75206
Facsimile Number (214)363-4294

Dear  Sirs:

         The undersigned hereby confirms its agreement to purchase for its own account, _____________________ Units (the "Registered Units"), of COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada each Registered Unit consisting of six shares of Common Stock, without par value, and six Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at a price of $2.08. The purchase price shall be $10.00 per Registered Unit. The undersigned hereby acknowledges receipt of the Final Prospectus relating to the Registered Units and confirms that in agreeing to purchase the Registered Units it has relied on said Final Prospectus and on no other statement whatsoever, written or oral.



                     -------------------------------------------------------

                      By ____________________________________________________
                               Name: ________________________________________
                               Title:  ______________________________________
                               Address: _____________________________________
                                       ======================================



                              Facsimile
                              Number:  ______________________________________
Dated _____________________, 1997